EXHIBIT 3.02

                           FOURTH AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               YUPI INTERNET INC.

                                    ARTICLE I
                                      NAME

         The name of this corporation shall be YUPI INTERNET INC. (hereinafter the "CORPORATION").

                                   ARTICLE II
                                    PURPOSES

         The Corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III
                                AUTHORIZED SHARES

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 305,000,000, consisting of (i) 300,000,000 shares of Common Stock, $.0001 par value per share ("COMMON Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value per share ("PREFERRED STOCK").

         Unless otherwise provided hereinafter or in any articles of amendment providing for the determination of a class or series of stock, shares of capital stock of the Corporation that have been issued and which are subsequently acquired by the Corporation shall constitute issued but not outstanding shares of the same class and series, until canceled or disposed of (whether by resale or otherwise) by the Corporation, and upon cancellation, the canceled shares shall constitute authorized and unissued shares of the same class and shall be undesignated as to series.

         For purposes of determining funds lawfully available for any dividends or other distribution upon shares of stock, amounts needed to satisfy the rights of shareholders upon dissolution who have preferential rights superior to those of shareholders of the stock receiving such dividend or distribution shall not be deducted from the Corporation's total assets.

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The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

         1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. VOTING RIGHTS. Except as otherwise required by law or these Fourth Amended and Restated Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of shareholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix

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such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the corporate law of Florida. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in a resolution establishing a series of Preferred Stock, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Fourth Amended and Restated Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

                                   ARTICLE IV
                           REGISTERED AGENT AND OFFICE

         The registered agent of this Corporation and her address is as follows:
Maria Elena Prio, 830 Lincoln Road, Second Floor, Miami Beach, Florida 33139.

                                    ARTICLE V
                                PRINCIPAL OFFICE

         The Corporation shall maintain its principal office at 830 Lincoln Road, Second Floor, Miami Beach, Florida 33139, or at such other place as the Board of Directors may designate from time to time.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The Corporation shall have at least one director, but the Bylaws may provide for the increase or decrease in the number of directors, provided that the number of directors shall never be less than one.

                                   ARTICLE VII
                              REMOVAL OF DIRECTORS

         Any one or more or all of the directors may be removed without cause only by the holders of at least seventy-five percent (75%) of the shares entitled to vote at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

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                                  ARTICLE VIII
                               SHAREHOLDER ACTION

         Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

                                   ARTICLE IX
                        SPECIAL MEETINGS OF SHAREHOLDERS

         Special meetings of the shareholders of the Corporation, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Chairman of the Board or Secretary, upon the written request of the holders of not less than fifty percent (50%) of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on each issue proposed to be considered at such meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at a special meeting of shareholders.

                                    ARTICLE X
                             AMENDMENT OF THE BYLAWS

         In furtherance and not in limitation of the powers conferred by the laws of the State of Florida, the Board of Directors of the Corporation is expressly authorized to adopt, amend, alter and repeal the bylaws of the Corporation. Shareholders may adopt, amend, repeal or alter the bylaws of the Corporation, including bylaws adopted by the Board of Directors, without approval of the Board of Directors only if such adoption, amendment, repeal or alteration is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on such matters.

                                   ARTICLE XI
                                 INDEMNIFICATION

SECTION 1.  INDEMNIFICATION.

         (a) The Corporation (and any successor to the Corporation by merger or otherwise) shall, and does hereby, indemnify, to the fullest extent permitted or authorized by current or future legislation (specifically including the full extent of indemnification permitted by ss.607.0850(7) Fla. Stat. (1994)), or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decision), each person (including the heirs, personal representatives, executors, administrators and estate of the person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil,

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criminal, administrative or investigative and any appeal therefrom
(collectively, a "PROCEEDING"), against all liability (which for purposes of this Article includes all judgments, settlements, penalties, fines and taxes under the Employee Retirement Income Security Act of 1974, as amended) and costs, charges, and expenses (including attorneys' fees) asserted against him or incurred by him by reason of the fact that the person is or was (i) a director, or (ii) an officer, or (iii) an employee of the Corporation who is specifically granted the indemnification rights provided hereby by the Board of Directors, or
(iv) serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) and as to whom the Board has granted the right to indemnification provided hereby (each an "INDEMNIFIED PERSON").

         (b) Notwithstanding the foregoing, except with respect to the indemnification specified in the third sentence of Section 3 of this Article, the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by an Indemnified Person only if authorization for the Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation, acting in its sole discretion, within 60 days after receipt of notice thereof from the Indemnified Person.

SECTION 2. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees) incurred by an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to the legislation or decisions) in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Board of Directors (the "UNDERTAKING") by or on behalf of the Indemnified Person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article; provided that, in connection with a Proceeding (or part thereof) initiated by such Indemnified Person (except a Proceeding authorized by the second sentence of Section 3 of this Article), the Corporation shall pay the costs, charges and expenses in advance of the final disposition of the Proceeding only if authorization for the Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation, acting in its sole discretion, within 60 days after receipt of a request for advancement accompanied by an Undertaking. A person to whom costs, charges and expenses are advanced pursuant to this Article shall not be obligated to repay pursuant to the Undertaking until the final determination of (a) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be indemnified or (b) the obligation of the person to repay pursuant to the Undertaking.

         The Board of Directors may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent the Indemnified Person in any action, suit or proceeding, whether or not the Corporation is a party to the action, suit or proceeding. In the event that the

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Corporation's counsel is representing the Indemnified Person and subject to any limitations imposed by law or any insurance policy referred to in Section 5 of this Article XI, any Indemnified Person shall have the right to retain separate counsel and to have the fees and expenses of such counsel paid as incurred as provided herein in the event such person reasonably believes that there is an actual or potential conflict in interest between the Corporation and such person or in the event the Corporation or its insurer shall have failed to assume the defense and employ counsel acceptable to such person within a reasonable period of time after commencement of any action.

SECTION 3. PROCEDURE FOR INDEMNIFICATION. Any indemnification or advance under this Article shall be made promptly, and in any event within 60 days after delivery of the written request of the Indemnified Person. The right to indemnification or advances as granted by this Article shall be enforceable by an Indemnified Person in any court of competent jurisdiction if the Corporation denies the request under this Article in whole or in part, or if no disposition of the request is made within the 60-day period after delivery of the request. The requesting person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any action shall also be indemnified by the Corporation. It shall be a defense available to the Corporation to assert in the action that indemnification is prohibited by law or that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of future legislation or decision, only to the extent that the legislation does not impose a more stringent standard of conduct than permitted prior to the legislation or decisions). The burden of proving this defense shall be on the Corporation. Neither (a) the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its shareholders) to have made a determination (prior to the commencement of the action) that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. SURVIVAL OF INDEMNIFICATION. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may now or hereafter be entitled under any by-law, statute, agreement, vote of shareholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in the person's capacity as a director, officer or employee and as to actions in another capacity while still a director, officer or employee, and shall continue as to an Indemnified Person who has ceased to be a director or officer or employee and shall inure to the benefit of the estate, heirs, personal representatives, beneficiaries, executors and administrators of such a person. All rights to indemnification and advances under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who is an Indemnified Person at any time while this
Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the

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Florida Business Corporation Act or any other applicable laws shall not in any way diminish the rights to indemnification of such Indemnified Person or the obligations of the Corporation arising hereunder for claims relating to matters occurring prior to the repeal or modification. The Board of Directors of the Corporation shall have the authority, by resolution, to provide for indemnification of officers, employees or agents of the Corporation and for such other indemnification of Indemnified Persons as it deems appropriate.

SECTION 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of the Florida Business Corporation Act.

SECTION 6. SAVINGS CLAUSE. If this Article or any portion is invalidated or held to be unenforceable on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Indemnified Person described in
Section 1 of this Article to the fullest extent permitted by all applicable portions of this Article that have not been invalidated or adjudicated unenforceable, and as permitted by applicable law.

                                   ARTICLE XII
                              AMENDMENT OF ARTICLES

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Fourth Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of this Article XII and the provisions of Articles VII, IX and X of these Fourth Amended and Restated Articles of Incorporation may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the issued and outstanding shares of capital stock of the Corporation entitled to vote on such matter, voting together as a single class; provided, however, that such seventy-five percent (75%) vote shall not be required for any alteration, amendment or repeal unanimously recommended by the Board of Directors.

                           *           *          *

         These Fourth Amended and Restated Articles of Incorporation were duly adopted pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act by the Board of Directors of the Corporation on February 7, 2000 and by the written consent of the

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holders of the issued and outstanding shares of the Common Stock, Class A
Convertible Preferred Stock, Class B Convertible Preferred Stock and Class C Convertible Preferred Stock dated as of _______________, 2000. The number of votes cast in favor of these Fourth Amended and Restated Articles of Incorporation was sufficient for the approval by such holders.

         IN WITNESS WHEREOF, the Corporation has caused these Fourth Amended and Restated Articles of Incorporation to be executed by its President and Secretary on _______________, 2000.

                                            YUPI INTERNET INC.

                                            By: _______________________________
                                                Oscar L. Coen, President

                                            By: _______________________________
                                                Maria Elena Prio, Secretary


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